Exhibit 10.1

Lease Cancellation Agreement (“Agreement”)

Moen Development (“Lessor”) and MDC Research Limited, a wholly owned subsidiary of the Med-Design Corporation, a Delaware corporation executed a AIR Standard Industrial/Commercial Single Tenant Lease-Net dated June 15, 1995 and subsequent First Amendment dated October 6, 2003 (“Lease”) for the Premises at 2810 Bunsen Avenue, Ventura, California (“Premises”). Med-Design Corporation has been acquired by Specialized Health Products International, Inc. (“Lessee”).

1. Background

Lessee’s Lease for the Premises terminates on October 31, 2008. Lessee has vacated the Premises and the Premises are currently on the market for sublease.

Argon St. (“Tenant”) has submitted a Proposal to Lease from Lessor the Premises for a period of five (5) years commencing on February 1, 2007. The general term and conditions of the proposed Lease have been accepted by Tenant and Lessor with the concurrence of Lessee. In order for Lessor and Tenant to execute a lease (“New Lease”), Lessor and Lessee hereby terminate the Lease under the following terms and conditions.

2. Tenant Required Tenant Improvements

As a condition of leasing the Premises, Tenant requires certain improvements. Lessor and Lessee, where applicable, will accomplish the following improvements by November 1, 2006.

a.	Lessor, at Lessor’s sole expense, shall replace the roof of the Premises.
b.	Lessee, at Lessee’s sole expense, shall replace the carpet and vinyl top set with comparable grade materials.
c.	Lessee, at Lessee’s sole expense, shall install a coffee bar and sink in the mezzanine of the Premises.

3.Condition of Premises

On the date of Tenant’s occupancy (February 1, 2007), Lessee warrants all electrical, plumbing, sprinklers, personnel doors, truck doors and HVAC are in good operating condition. In addition, by November 1, 2006, Lessee will make the repairs to the HVAC agreed to by Lessee and Lessor. As indicated in the New Lease, Lessee will be responsible for the repair of the HVAC and other systems and other elements of the Premises for one (1) month from February 1, 2007.

4. Utility Services to Premises

Lessee will maintain the service, and pay the expenses, for utility services (electricity and water) and landscaping serving the Premises through January 31, 2007.

5. Property Insurance and Real Estate Taxes

Lessee has obtained, and is paying the premium, for a policy insuring the Premises. Lessee will ensure that this policy remains in effect, and pay the premium, through January 31, 2007.

As indicated in the Lease, Lessee is responsible for reimbursing Lessor for the cost of the real estate taxes for the Premises. The real estate taxes for the Premises for the period July 1, 2006 through June 30, 2007 is estimated to be $18,516.06. Lessee is responsible for the portion of the taxes for the seven (7) month period from July 1, 2006 through January 31, 2007. On execution of this Agreement, Lessee will deliver to Lessor a check in the amount of $10,801.04 (7/12 mos. x $18,516.06).

6. Base Rent Differential

Due to the base rent differential through October 31, 2008 between Lessee’s base rent and Tenant’s base rent, on execution of this Agreement, Lessee will deliver to Lessor a check in the amount of $158,321.76 as per attached Schedule A.

7. Security Deposit Refund

On execution of this Agreement, Lessor shall deliver to Lessee a check in the amount of $11,418.00 as a return of Lessor’s security deposit.

8. Brokerage Commission

On execution of this Agreement, Lessee shall pay CB Richard Ellis, Inc. a real estate brokerage commission as per a separate agreement.

9. Removal of Improvements

As specified in the Lease, Lessee is responsible for removing a substantial amount of the improvements in the Premises. On execution of this Agreement, Lessor releases Lessee from the responsibility of removing these improvements.

10. Contingency

Execution of this Agreement is contingent on Lessor executing a Lease with Tenant containing the agreed to terms and conditions.

Any terms and conditions of the Lease that survive the termination or cancellation of the Lease shall survive beyond this Agreement. Provided the above terms and conditions are accomplished, the Lease is hereby terminated.

AGREED AND ACCEPTED:                AGREED AND ACCEPTED:

LESSOR:                             LESSEE:
Moen Development                    MDC Research Limited, a wholly owned
                                    subsidiary of the Med-Design Corporation and
                                    Successor, Specialized Health Products
                                    International, Inc.

/s/ Greg Moen
Greg Moen

/s/ Deborah Moen                    /s/ Donald D. Solomon
Deborah Moen                        Donald D. Solomon
                                    Vice President & COO
Date 10-5-2006                      Date 10-5-2006

                                                                                                                            Schedule A
                                                  Base Rent Differential
                                             October 1, 2006-October 31, 2008

                                                                                ARGON TOTAL
                                  SHPI MONTHLY    SHPI TOTAL        ARGON       PERIOD BASE    DIFFERENTIAL
     PERIOD                        BASE RENT      PEROID BASE   MONTHLY BASE       RENT        TOTAL PERIOD
   MONTH/YEAR        MONTHS                          RENT           RENT                        BASE RENT
----------------- -------------- --------------- -------------- -------------- -------------- ---------------
10/06                   1          $16,242.90     $16,242.90              0              0     $15,242.90
----------------- -------------- --------------- -------------- -------------- -------------- ---------------
11/06-1/07              3          $16,730.19     $50,190.57              0              0     $50,190.57
----------------- -------------- --------------- -------------- -------------- -------------- ---------------
2/07-7/07               6          $16,730.19    $100,381.14     $10,120.50     $60,723.00     $39,658.14
----------------- -------------- --------------- -------------- -------------- -------------- ---------------
8/07-10/07              3          $16,730.19     $50,190.57     $12,715.50     $38,146.50     $12,044.07
----------------- -------------- --------------- -------------- -------------- -------------- ---------------
11/07-1/08              3          $17,232.09     $51,696.27     $12,715.50     $38,146.50     $13,549.77
----------------- -------------- --------------- -------------- -------------- -------------- ---------------
2/08-10/08              9          $17,232.09    $155,088.81     $14,272.50    $128,452.50     $26,636.31
----------------- -------------- --------------- -------------- -------------- -------------- ---------------

----------------- -------------- --------------- -------------- -------------- -------------- ---------------
TOTAL                  25                        $423,790.26                   $265,468.50    $158,321.76
----------------- -------------- --------------- -------------- -------------- -------------- ---------------